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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported): January 25, 2003


                        Telecommunication Products, Inc.
             (Exact name of Registrant as specified in its charter)


Colorado                           0-11882                        4-0916299
(State or other            (Commission File Number)           (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation)


        9171 Wilshire Boulevard, Suite B, Beverly Hills, California 90210
                Address of principal executive offices)(Zip Code)


        Registrant's telephone number, including area code: (310)281-2571

                         Exhibit Index appears on page 2



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On January 20th , 2003, the Registrant entered into an agreement for the acquisition of Certain assets from a privately held florida corporation The terms of the acquisition, valued at $2.8 million, provide for the Registrant to make stock and incremental cash payments to the seller over the course of 3 months, to realize the full value of the acquisition. following the closing date.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements.

         The Registrant has determined that this acquisition must comply with Rule 3.05(b)(1)(iii) of Regulation S-X, and therefore financial statements will be furnished for at least the two most recent fiscal years and any interim periods. It is impracticable to provide the required financial statements for this acquired business at the time this Form 8-K is filed; these will be filed as an amendment to this filing not later than 60 days after the filing of this report. Pro forma financial information will also be furnished in connection with this acquisition pursuant to Article 11 of Regulation S-X.

Exhibits.

         Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-B.


                               SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             TELECOMMUNICATION PRODUCTS, INC.



Date:  January 25, 2003                      /s/ Robert C Russell
                                             ----------------------------
                                             Name:  Robert C. Russell
                                             Title: President



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                                  EXHIBIT INDEX


Number                          Exhibit Description

2.1 Asset purchase Agreement between the Registrant and Omega Funding Inc, dated January 20, 2003

2.2 Inventory List and valuation of the assets located in an eighty thousand square foot warehouse at 3436 Lebanon Pike, Hermitage TN

2.3      Certification Letter







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